Exhibit 99.1

For More Information

Investor Contact:

Brian McGee

Senior Vice President & Chief Financial Officer

Intellon Corporation

352-237-7416

brian.mcgee@intellon.com

Press Contact:

Suzanne Craig

The Blueshirt Group for Intellon Corporation

415-217-7722

suzanne@blueshirtgroup.com

Intellon Reports First Quarter Fiscal 2009 Results

Revenue of $15.5 Million and Gross Margins of 51%

Orlando, Fla.—April 27, 2009—Intellon Corporation (Nasdaq: ITLN), a leading provider of HomePlug®-compatible integrated circuits (ICs) for home networking, networked entertainment, Ethernet-over-Coax (EoC) and smart grid applications, today reported financial results for the first quarter ended March 31, 2009.

Total revenue for the first quarter of 2009 was $15.5 million, a 5% year-over-year decline from the first quarter of 2008 and a 26% sequential decline from the fourth quarter of 2008.

Revenue derived from sales of HomePlug-compatible ICs comprised 99% of total revenue for the first quarter of 2009 and totaled $15.3 million, a 2% year-over-year decline from the first quarter of 2008, and a 23% sequential decline from the fourth quarter of 2008.

Intellon reported gross margins of 51.0% for the first quarter of 2009 compared with 45.0% in the year ago quarter, and 42.5% in the fourth quarter of 2008.

In accordance with generally accepted accounting principles (GAAP), the Company reported breakeven results, or $0.00 per share (basic and diluted), for the first quarter of 2009, compared with a net loss of $0.9 million, or $0.03 per share (basic and diluted), in the first quarter of 2008, and net income of $1.6 million, or $0.05 per share (basic and diluted), for the fourth quarter of 2008.

Non-GAAP net income in the first quarter of 2009 was $0.5 million, or $0.02 per share (basic and diluted), compared with non-GAAP net loss of $0.6 million, or $0.02 per share (basic and diluted), in the first quarter of 2008, and non-GAAP net income of $2.1 million, or $0.07 per share (basic and diluted), for the fourth quarter of 2008.

A detailed reconciliation between GAAP and non-GAAP net income (loss) is provided in a table following the condensed consolidated statements of operations.

“Our successful IC cost reduction programs over the past year, combined with favorable product mix, drove first quarter gross margins to 51%—an 850 basis point improvement over the prior quarter and 600 basis points over the prior year period,” said Charles E. Harris, Chairman and CEO of Intellon. “This significant gross margin improvement and our strong expense control enabled us to deliver better than expected financial results during a challenging economic period, with non-GAAP net income of $0.02 per share for the first quarter of 2009. In addition, we continued our focus on balance sheet management, increasing our cash and marketable securities to nearly $60 million,” Harris continued.

“Although slightly better than expectations, quarterly revenue declined for the first time in almost four years, primarily as a result of anticipated inventory re-balancing at a U.S. set-top box customer and softness in retail channel sales,” Harris added. “At the same time, we saw a number of encouraging signs, including continued strength in our IPTV business and increased Ethernet-over-Coax sales. Looking ahead, we expect to return to sequential quarterly revenue growth in the second quarter of this year,” Harris concluded.

Recent Business Highlights:

•

Intellon HomePlug AV ICs embedded in ZyXEL powerline networking kits for Chunghwa Telecom, Taiwan’s Largest Telco—which has over 12.7 million fixed lines throughout Taiwan, connecting more than 4.3 million broadband access customers.

•

LEA S.A.S. of France, one of the world’s leading xDSL and powerline communications companies, introduces new HomePlug AV-based powerline adapters using Intellon’s newest INT6400 chipset—the first powerline products in France with Intellon’s newest INT6400 chipset.

•

Intellon INT6400 HomePlug AV IC selected by Guillemot, a global designer and manufacturer of interactive entertainment hardware and accessories, for its newest high-speed adapters in its Hercules-branded powerline product portfolio.

•

Intellon HomePlug powerline ICs selected by Taiwan-based Throughtek for an innovative security camera that screws into a light socket, using existing electrical wiring to transmit camera video back to computer monitors or over broadband gateways and the Internet, requiring no outlet or video cables for operation.

•	Intellon and devolo AG sign technology licensing agreement as part of ongoing efforts by both companies to develop greener wireline networking solutions.

Conference Call

The Company will host a conference call to discuss its financial results and outlook today at 5:00 p.m. EST (2:00 p.m. PST). To participate on the live call, analysts and investors should dial 800-754-1053 or 303-262-2194 at least ten minutes prior to the call. The call will also be webcast and can be accessed from the investor relations section of the Company’s web site at www.intellon.com. An audio replay of the call will be available to investors through May 12, 2009, by dialing 800-405-2236 or 303-590-3000 and entering the passcode 11124959#.

About Intellon Corporation

Intellon (Nasdaq: ITLN) is a market leader in powerline communications, providing HomePlug® compliant and other powerline integrated circuits for home networking, networked entertainment, BPL access, Ethernet-over-Coax (EoC), smart grid management and other commercial applications. Intellon created and patented the baseline technology for HomePlug 1.0, and is a major contributor to the baseline technology for the 200-Mbps PHY-rate HomePlug AV powerline standard. With more than 28 million HomePlug-based ICs sold, Intellon is the market share leader in the HomePlug IC market. The Company was founded in 1989 and is headquartered in Orlando, Florida, with offices in Ocala, Florida, San Jose, California and Toronto, Canada. For additional information, visit www.intellon.com.

Cautionary Note Regarding Forward-Looking Statements

This release may be deemed to contain forward-looking statements which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding Intellon’s visibility in the near term, prospects for IPTV and Ethernet-over-Coax sales, and prospects for a return to sequential quarterly revenue growth in the second quarter of this year, as well as any expectations regarding Intellon’s growth or business momentum, if any, based on past performance. Forward-looking statements involve risks and uncertainties that could cause Intellon’s actual results to differ materially from its current expectations. These factors include, but are not limited to: Intellon’s operating results and gross margins are difficult to predict and may fluctuate significantly; if Intellon is unable to return to revenue growth or manage future growth, if any, effectively, its business could suffer; adverse changes in Intellon’s ability to accurately forecast demand for its products, including product mix, could negatively impact its revenue, gross margins and inventory levels; Intellon depends upon a small number of customers for a significant portion of its revenue, and the loss of, or reduction or cancellation in orders from, any one of these customers could adversely affect Intellon’s operations and financial condition; competitive pressures, technical challenges, uncertainties associated with Intellon’s ability to develop new products in a timely and cost-effective manner, and the risk that the market for powerline communications products may not develop as expected may lead to a decrease in Intellon’s revenue or market share; the expense and uncertainty involved in customer deployments, changes in industry standards, economic and political conditions in Intellon’s markets, including the risk of continued volatility and uncertainty in global financial and commercial markets, and reliance by Intellon on third parties to manufacture, test, assemble and ship its products may adversely affect its financial results; if Intellon is unable to retain and attract key personnel, its business may be harmed; and if Intellon fails to protect its intellectual property rights, it may be unable to compete effectively. These and other risk factors are described in detail in the Risk Factors section of Intellon’s Form 10-K dated March 13, 2009, as filed with the Securities and Exchange Commission. Intellon’s results of operations for the quarter ended March 31, 2009 are not necessarily indicative of Intellon’s financial performance for any future periods. Any projections in this release are based on limited information currently available to Intellon, which is subject to change. Although any such projections and the factors influencing them will likely change, Intellon assumes no obligation to update the forward-looking information contained in this release. Such information speaks only as of the date of this release.

Intellon and No New Wires are registered trademarks of Intellon Corporation. HomePlug is a registered trademark of the HomePlug Powerline Alliance, Inc. All other trademarks mentioned are the property of their respective owners.

INTELLON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2009	2008
	(unaudited)	(unaudited)
Revenue	$15,508	$16,305

Cost of revenue	7,601	8,970

Gross Profit	7,907	7,335

Cost of operations:
Research and development	3,607	4,444
Sales and marketing	2,330	2,179
General and administrative	2,029	2,069

Operating loss	(59)	(1,357)

Other income (expense)
Interest income	63	443
Other	(28)	(31)

Total other income	35	412

Loss before income taxes	(24)	(945)

Income tax benefit	(29)	—

Net income (loss)	$5	$(945)

Net income (loss) per common share:
Basic	$0.00	$(0.03)

Diluted	$0.00	$(0.03)

Weighted-average number of shares used in per share calculations:
Basic	31,048	30,643

Diluted	31,173	30,643

Statements Concerning Non-GAAP Financial Measurements

The accompanying press release includes non-GAAP net income (loss) and non-GAAP net income (loss) per share data.

These non-GAAP measures are not in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The presentation of these measures is not intended to be considered in isolation, or as an alternative for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

The Company’s non-GAAP net income (loss) and non-GAAP net income (loss) per share data exclude stock-based compensation expense. The Company believes that the presentation of such non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

For additional information on the items excluded by Intellon from one or more of its non-GAAP financial measures, please refer to the Form 8-K regarding this release furnished today with the Securities and Exchange Commission.

Unaudited Reconciliation of Non-GAAP Adjustments

The following table sets forth the non-GAAP measures for the applicable periods as well as the reconciliation of such measures to the directly comparable GAAP measures for the periods shown.

Intellon Corporation

Unaudited Reconciliation of Non-GAAP Adjustments

(in thousands, except per share amounts)

	Three Months Ended
	March 31, 2009	December 31, 2008	March 31, 2008
Net revenue	$15,508	$20,824	$16,305

GAAP net income (loss)	$5	$1,628	$(945)

Non-GAAP adjustment:
Stock-based compensation:
Research and development	147	143	100
Sales and marketing	113	115	76
General and administration	227	210	180

Total stock-based compensation	487	468	356

Non-GAAP net income (loss)	$492	$2,096	$(589)

Non-GAAP net income (loss) per share:
Basic	$0.02	$0.07	$(0.02)

Diluted	$0.02	$0.07	$(0.02)

GAAP weighted average shares:
Basic	31,048	30,998	30,643

Diluted	31,173	31,157	30,643

Intellon Corporation

Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2009	December 31, 2008*
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$34,531	$35,375
Short-term investments	24,926	20,230
Accounts receivable	8,510	11,532
Inventory, net	6,372	8,029
Prepaid expenses	1,286	961
Other current assets	108	350

Total current assets	75,733	76,477
Property and equipment, net	2,274	2,241
Intangible assets, net	2,449	2,403
Other assets	100	100

TOTAL ASSETS	$80,556	$81,221

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$6,186	$6,843
Accrued expenses	1,666	2,166

Total current liabilities	7,852	9,009

Shareholders’ equity:
Common stock	3	3
Additional paid in capital-common	208,377	207,890
Accumulated deficit	(135,676)	(135,681)

Total shareholders’ equity	72,704	72,212

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$80,556	$81,221

* Information derived from the audited Consolidated Financial Statements

INTELLON CORPORATION

CONSOLIDATED STATEMENT OF CASH FLOWS

(in thousands)

	Three Months Ended March 31,
	2009	2008
	(unaudited)	(unaudited)
Operating Activities
Net income (loss)	$5	$(945)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	284	272
Amortization of intangible assets	18	13
Stock-based compensation	487	356
Accretion of discount on investment securities	(47)	—

Changes in operating assets and liabilities:
Accounts receivable	3,022	(753)
Inventory	1,657	153
Prepaid expenses and other assets	(264)	(206)
Income tax refund	181	78
Accounts payable and accrued expenses	(1,157)	(184)

Net cash provided by (used in) operating activities	4,186	(1,216)

Investing Activities
Purchase of property and equipment	(317)	(460)
Purchase of short-term investments	(22,649)	—
Proceeds from maturity of short-term investments	18,000	—
Purchase of intangible assets	(64)	(112)

Net cash (used in) investing activities	(5,030)	(572)

Financing Activities
Proceeds from issuance of common stock, net of issuance costs	—	5,555

Net cash provided by financing activities	—	5,555

Net (decrease) increase in cash and cash equivalents	(844)	3,767
Cash and cash equivalents, beginning of period	35,375	52,074

Cash and cash equivalents, end of period	$34,531	$55,841